                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          4900 HOPYARD ROAD, SUITE 200
                              PLEASANTON, CA 94588

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, JUNE 22, 2000
                                 AT 10:00 A.M.

To the Stockholders:

     The Annual Meeting of Stockholders of BrightStar Information Technology Group, Inc. will be held at the Sheraton Four Points Hotel, Pleasanton, California on Thursday, June 22, 2000 at 10:00 a.m. for the following reasons:

          1. To elect five directors to serve for a one-year term and until their successors have been elected and qualified.

          2. To approve the Company's 2000 Long-Term Incentive Plan with 1,000,000 shares available for issuance.

          3. To ratify the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 28, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's offices at 4900 Hopyard Road, Suite 200, Pleasanton, California, 94588 for ten days prior to the meeting.

                                            By Order of the Board of Directors

                                            Donald W. Rowley
                                            Secretary

Pleasanton, California
May 18, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          4900 HOPYARD ROAD, SUITE 200
                              PLEASANTON, CA 94588

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of BrightStar Information Technology Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 22, 2000, and at any adjournment or postponement thereof (the "Annual Meeting" or "Meeting"). Only stockholders of record at the close of business on April 28, 2000 are entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding 9,351,589 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the five directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2000, and FOR the approval of the Company's 2000 Long-Term Incentive Plan (the "2000 Plan"). Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Meeting and voting in person. Votes will be tabulated by the inspector of elections of the Meeting.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the ratification of the appointment of Grant Thornton LLP and for the approval of the 2000 Plan. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect with respect to any item of this Proxy Statement.

     The expense of soliciting proxies will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile transmission and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

     This Proxy Statement was first mailed to stockholders on or about May 22, 2000.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting of Stockholders, a Board of five directors will be elected, each to hold office until a successor is elected and qualified, or until the death, resignation or removal of the director. Shares represented by the accompanying proxy will be voted for the election of the five nominees (recommended by the Board of Directors) named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. All nominees currently serve as directors of the Company. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee is for any reason unable to serve or will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

     The following table sets forth certain information concerning the nominees, based on data furnished by them.

                                                                                                DIRECTOR
NAME OF NOMINEE                        AGE                 PRINCIPAL OCCUPATION                  SINCE
---------------                        ---                 --------------------                 --------
George M. Siegel.....................  62    Chairman of the Board of the Company                 1997
Jennifer T. Barrett..................  50    Group Leader, Data Products Division, Acxiom         1998
                                             Corporation
Michael A. Ober......................  43    President and Chief Executive Officer of the         1998
                                             Company
Donald W. Rowley.....................  48    Chief Financial Officer and Secretary of the         1999
                                             Company
Joseph A. Wagda......................  56    President of Altamont Capital Management             2000

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board of Directors.

     George M. Siegel has served as Chairman of the Board of Directors of the Company since its inception. Mr. Siegel co-founded Mindworks, a business acquired by the Company in 1998. In 1990, he founded Dynamex Inc. (formerly Parcelway Courier Systems, Inc.), a messenger and delivery service company and served as its President and Chief Executive Officer until 1995.

     Jennifer T. Barrett became a director of the Company at the closing of the Company's initial public offering in 1998. She has served since 1974 in various capacities with Acxiom Corporation, a leading data processing and related computer-based services and software products company. She is currently a Group Leader in the Data Products Division. Ms. Barrett serves on the Board's Compensation Committee.

     Michael A. Ober has served as a director and as the Company's President since September 1998, and was named Chief Executive Officer in December 1998. In 1995, Mr. Ober founded SCS America, a business acquired by the Company in 1998, and served as its president and chief executive officer through September 1998. Mr. Ober has worked in the software and computing industries for over 20 years. Prior to founding SCS America, Mr. Ober was a Director of Marketing for Novell, Inc.

     Donald W. Rowley joined the Company in January 1999 when he was appointed its Chief Financial Officer and Secretary. Mr. Rowley was elected to the Board at that time. Prior to that appointment, he was interim Chief Financial Officer and a director of PetroChemNet, Inc., a business-to-business internet-based marketplace serving the petrochemical and petroleum segments of the energy industry, from 1998 to 1999. From 1995 to 1998, he was an independent management consultant and worked with several companies, which included serving as interim Chief Financial Officer of Norand Corporation, a public company engaged in the design and development of mobile computing systems and wireless data networks. From 1994 to 1995 Mr. Rowley was President and a director of VTX Electronics Corporation, a public company engaged in the distribution of electronic components and cable, and manufacture of electronic cable assemblies.

     Joseph A. Wagda has been a director of BrightStar since April 2000. President of Altamont Capital Management, Inc., since 1983 and a practicing attorney, Mr. Wagda's business emphasizes special situation consulting and investing, including involvement in distressed investments and venture capital opportunities. Mr. Wagda also is a director of Abraxas Petroleum Corporation, an independent oil and gas company with operations in Texas and Canada. Previously, Mr. Wagda was President and CEO of American Heritage Group, a modular homebuilder, and Senior Managing Director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met five times during 1999. Standing committees of the Board include an Audit Committee, which met once, and a Compensation Committee which did not meet and a Nominating Committee which did not meet.

     The Audit Committee is comprised of Ms. Barrett and Mr. Wagda. Both members are non-employee directors. Pursuant to the Audit Committee Charter, the Committee addresses on a regular basis matters that include, among other things,
(1) making recommendations to the Board of Directors regarding the appointment of independent auditors, (2) reviewing with Company financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of the Company's system of internal accounting controls, (4) monitoring the Company's internal audit program to assure that areas of potential risk are adequately covered, and (5) reviewing legal and regulatory matters that may have a material effect on the Company's financial statements.

     The Compensation Committee is comprised of Ms. Barrett and Mr. Wagda, both of whom are non-employee directors. The Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based. The Committee also administers the Company's 2000 Plan and 1997 Long-Term Incentive Plan (the "1997 Plan").

     The Nominating Committee is comprised of Mr. Siegel, Ms. Barrett and Mr. Wagda and will seek and consider qualified candidates to serve on the Board. The Nominating Committee will consider nominees recommended in writing by the Company's stockholders. Such recommendations should be submitted to the Committee at the Company's principal executive office.

     No incumbent director during 1999 attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which the individual has been a director) and (2) the total number of meetings held by all committees of the Board on which the director served, except for Mr. Wagda who became a director in April 2000.

COMPENSATION OF DIRECTORS

     Except for the options described below, Directors do not presently receive compensation for their services as a director. The Company reimburses directors for their reasonable out-of-pocket expenses with respect to board meetings and other Company business.

     Directors who are not officers of the Company participate in the 1997 and 2000 Plans. Under the 1997 and 2000 Plans, options to purchase 5,000 shares of the Company's Common Stock are automatically granted to each non-employee director on the date such director is for the first time elected or appointed to the Board of Directors. Thereafter, each such director is automatically granted options to purchase 5,000 shares on the date of each annual stockholders meeting, provided that such automatic option grants are made only if the director was on the Board of Directors for the entire fiscal year then ending (including the last business day of the fiscal year) and was not an employee of the Company or any affiliate for any part of the fiscal year then ending. The exercise price for all non-employee director options granted under the 1997 and 2000 Plans is 100% of the fair market value of the shares on the grant date. All such options are immediately exercisable and expire no later than ten years after the date of grant, unless sooner exercised or canceled due to termination of service or death.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1999 by (i) persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and their respective addresses (ii) each of the Company's current directors, (iii) the Chief Executive Officer and each of the Company's three other executive officers, and (iv) all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                                                               NUMBER(1)        PERCENT
                                                              -----------      ---------
5% BENEFICIAL OWNERS:
Lord Abbett & Co............................................     712,549          8.25%
  767 Fifth Avenue
  New York, New York 10153
Brian R. Blackmarr..........................................     790,030          9.14%
  4433 Belclaire
  Dallas, Texas 75205
Camelot Management Corp.(2).................................     571,313          6.61%
  10 Glenville Street
  Greenwich, Connecticut 06831-3638
NON-EMPLOYEE DIRECTORS:(3)
  Jennifer T. Barrett.......................................      10,000            --*
  David A. Reamer(4)........................................      11,000            --*
  Brian R. Blackmarr(5).....................................     790,030          9.14%
  Joseph A. Wagda(6)........................................          --            --
EXECUTIVE OFFICERS:
  George M. Siegel..........................................     167,870          1.94%
  Michael A. Ober...........................................     110,410          1.32%
  Donald W. Rowley..........................................      13,500            --*
All directors and executive officers as a group (7
  persons)..................................................   1,102,810(7)      12.76%

---------------

 *  Less than 1%

(1) Represents shares held directly and with sole voting and investment power, except as noted, or with voting and investment power shared with a spouse.

(2) Camelot Management Corp. reports that it shares voting and dispositive power with respect to the shares it beneficially owns.

(3) As to each non-employee director, except Mr. Blackmarr, includes immediately exercisable options to purchase 10,000 shares of Common Stock.

(4) Mr. Reamer resigned from the Board of Directors on January 19, 2000.

(5) Mr. Blackmarr has not been renominated to serve as a member of the Board of Directors.

(6) Mr. Wagda became a director after December 31, 1999, but is included in the table for informational purposes.

(7) Includes options to purchase 20,000 shares of Common Stock immediately exercisable by non-employee directors.

                                 PROPOSAL NO. 1

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

INTRODUCTION

     The Company is asking the stockholders to ratify the selection of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     Grant Thornton LLP has audited the Company's financial statements beginning with the fiscal year ended December 31, 1999. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

APPROVAL REQUIRED

     Approval of Proposal No. 1 requires the approval of the holders of a majority of the Common Stock present in person or represented by proxy.

RECOMMENDATION OF BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

EXECUTIVE COMPENSATION

     The following table contains information concerning compensation earned by Messrs. Siegel, Ober and Rowley, all named executive officers of the Company. In addition the table includes the compensation of Mr. Daniel Arra, and Thomas O'Gorman, Vice Presidents.

                           SUMMARY COMPENSATION TABLE

                                                                                      TOTAL
                                                                BASE                   CASH
                                                               SALARY     BONUS    COMPENSATION
                                                              --------   -------   ------------
George M. Siegel.....................................  1999   $109,500        --     $109,500
                                                       1998         --        --           --
Michael A. Ober......................................  1999    300,000        --      300,000
                                                       1998    183,917   $70,000      253,917
Donald W. Rowley.....................................  1999    222,534        --      222,534
                                                       1998         --        --           --
Daniel Arra..........................................  1999    180,335   136,819      317,154
                                                       1998    120,000   234,295      354,295
Thomas O'Gorman......................................  1999    226,000    47,500      273,500
                                                       1998    173,917    80,000      253,917

  Employment Agreements

     Mr. Ober ("employee") entered into an Executive Employment Agreement in connection with the Company's initial public offering. The following summary of his Executive Employment Agreement does not purport to be complete and is qualified by reference to it, of which a copy has been filed with the Securities and Exchange Commission. Mr. Ober's Executive Employment Agreement provides for an annual base salary in an amount not less than the initial specified amount and entitles him to participate in all of the employee benefit plans sponsored by BrightStar. Mr. Ober's base salary was increased to $300,000, and a bonus of up to $200,000 if the Company achieves certain revenue and profitability milestones, at the time of his election as the Company's President. Mr. Ober's agreement has an initial three-year term and continues thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal, subject to the right of BrightStar or Mr. Ober to terminate Mr. Ober's employment at any time. If Mr. Ober's employment is terminated by BrightStar without cause (as defined) during the initial three-year term, then Mr. Ober will be entitled to (i) receive his current base salary for the period ending the later of (a) the end of the initial three-year term of the agreement or (b) 12 months after termination of employment, (ii) any other earned and unpaid compensation, vacation time accrued prior to termination and an amount equal to the amount of any earned bonuses and commissions payable to Mr. Ober with respect to the 12 calendar months preceding termination ("Severance Payments"), and (iii) continued participation in BrightStar's employee benefit plans (other than the granting of new awards under the 1997 Plan, 2000 Plan, or any other performance-based plan) for a period of 12 months following the date of termination. If Mr. Ober is terminated without cause during any one-year extension of the initial term of the Agreement, then Mr. Ober shall continue to receive Severance Payments for a period of 12 months after termination of such employment and shall continue to participate for such period in BrightStar's employee benefit plans (other than granting of new awards under the 1997 and 2000 Plans, or any other performance-based plan). If a change of control of BrightStar occurs, and the terms of the employment agreement are not adopted, Mr. Ober will be entitled to receive an amount equal to 36 months of his then-current base salary under the agreement, payable on a monthly basis. Under the Executive Employment Agreements, a "change of control" is defined as (A) the sale of substantially all assets of the Company or (B) a merger, consolidation, liquidation or reorganization of the Company in which the Company or an affiliate of the Company is not the surviving entity, or which results, in any event, in a change of control of the Company. Mr. Ober's Executive Employment Agreement contain covenants limiting competition with the Company during the term of the Executive Employment Agreement and for an additional period to be the longer of four years from inception of the agreement, or one year after termination of employment for cause.

     Mr. Rowley and the Company entered into an Employment Agreement in January 1999. The agreement provides for a base salary of $250,000, and a bonus of up to $150,000 if the Company achieves certain revenue and profitability milestones. The agreement is terminable at will, but if Mr. Rowley's employment is terminated without cause, he is entitled to one year of additional base salary, or two years if such termination occurs following a change of control.

  Stock Options

     The following table contains information concerning the grant of stock options to the Named Executive Officers during 1999 under the Company's 1999
Plan:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                  ----------------------------------------------------
                                  NUMBER OF     % OF TOTAL
                                  SECURITIES     OPTIONS
                                  UNDERLYING    GRANTED TO                               POTENTIAL REALIZABLE
                                   OPTIONS     EMPLOYEES IN    EXERCISE     EXPIRATION        VALUE FOR
NAME                               GRANTED     FISCAL YEAR    PRICE($/SH)      DATE         OPTION TERM(a)
----                              ----------   ------------   -----------   ----------   --------------------
George M. Siegel................        --           --            --            --                   --
Michael A. Ober.................    60,000            *          6.00          6/09           $  279,000
                                   175,000         12.2%         7.50         12/09            1,230,250
Donald W. Rowley................    40,000            *          6.00          6/09              186,000
                                   125,000          8.7          7.50         12/09              878,750
Daniel Arra.....................    30,000            *          6.00          6/09              139,500
                                   125,000          8.7          7.50         12/09              878,750
Thomas O'Gorman.................    30,000            *          6.00          6/09              139,500
                                   125,000          8.7          7.50         12/09              878,750

---------------

(a) Based on Black-Scholes model. assumes a risk free interest rate of 5.86%, price volatility of 110% and a dividend yield of 0%

    No options were exercised in 1999.

 *  Less than 1%.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

     Compensation Philosophy. In developing the Company's executive compensation policies, the Compensation Committee (the "Committee") has two principal objectives: (1) attracting, rewarding and retaining officers who possess outstanding talent, and (2) motivating officers to achieve Company performance consistent with shareholder objectives. Accordingly, the Committee adopted the following policies:

     - The Company will pay compensation that is competitive with the practices of other leading technology companies in the same or similar businesses;

     - A significant portion of the officers' compensation will depend upon the achievement of challenging performance goals for the Company and its various business units and officers; and

     - The Company will align the interests of its officers with those of the Company's stockholders -- therefore, stock options will constitute a significant portion of compensation.

     Total Annual Compensation. Each officer's target total annual compensation (that is, salary plus bonus) is determined after reviewing independent survey data on the compensation paid to officers at a group of approximately 20 companies in the high technology industry. These companies strenuously compete with the Company for executive talent and/or have revenues comparable to the Company's revenues. The Company's goal is to set total target annual compensation at a level that is near the median level for the officers at the surveyed companies.

     Bonuses. The actual bonus (that is, the percentage of the target bonus) that any officer (other than the Named Executive Officers) actually receives depends on the achievement of business unit objectives and financial performance goals for the Company. Typical business unit objectives include both financial and operating goals including, for example, increased profitability, customer satisfaction, and controlling profit and gross margin.

     For each year, the performance goals are set in light of general business conditions and the Company's strategies for the year. For 1999, the Committee directed Company management to determine the performance targets for the officers other than Named Executive Officers, using a philosophy approved by the Committee. The Committee developed and approved the specific performance targets for the Named Executive Officers, as described in the following paragraph.

     Stock Options. The Committee strongly believes that stock options motivate the officers to maximize stockholder value and to remain with the Company despite a very competitive marketplace. All Company stock options have a per share exercise price equal to the fair market value of the Company's stock on the grant date. The number of options granted to each officer and each option's vesting schedule are determined based on the officer's position at the Company, his or her individual performance, the number of options the executive already holds and other factors, including an estimate of the potential value of the options.

     In fiscal 1999, the Committee made these determinations for the Named Executive Officers and other senior officers. For all other grants, the Chief Executive Officer (that is, Mr. Ober) made these determinations, in consultation with the Company's Human Resources organization.

     Compensation of Chief Executive Officer. The Committee believes the Chief Executive Officer's compensation should be tied directly to the performance of the Company and in line with shareholder objectives. Consequently, Mr. Ober's percentage of bonus to base salary is the highest of any officer.

     Tax Deductibility of Executive Compensation. Under section 162(m) of the Internal Revenue Code the Company generally receives a federal income tax deduction for compensation paid to any of its Named Executive Officers only if the compensation is less than $1 million during any fiscal year or is "performance-based" under section 162(m). Both the Company's 1997 Equity Incentive Plan and the Bonus Plan permit the Committee to pay compensation that is "performance-based" and thus fully tax-deductible by the Company. The Committee currently intends to continue seeking a tax deduction for all of the Company's executive compensation, to the extent consistent with the best interests of the Company.

                                            Jennifer T. Barrett
                                            Joseph A. Wagda

COMPANY STOCK PERFORMANCE

     The following graph sets forth a comparison of the cumulative total share owner return on the Company's Common Shares for the period beginning April 17, 1998, the date Common Shares began trading on the Nasdaq National Market, and ending December 31, 1999, the last trading day in fiscal 1999, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of the Nasdaq Computer & Data Processing Index. This graph assumes an investment of $100 on April 17, 1998 in each of Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

PERFORMANCE GRAPH

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
 BrightStar.................................................   $100.00      $ 60.60      $ 63.50

 S&P 500....................................................   $100.00      $110.60      $133.90

 Peer Group.................................................   $100.00      $130.50      $287.70


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, non-employee directors Ms. Barrett and Mr. Reamer served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationship that must be disclosed under this caption.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of such forms that it received, or written representations from reporting persons that no Forms 5 were required for such persons, the Company believes that, during fiscal 1999, all Section 16(a) filing requirements were satisfied on a timely basis, except for Mr. Rowley whose initial statement and changes in beneficial ownership, Mr. Ober whose statement of changes in beneficial ownership, and Ms. Barrett and Mr. Wagda whose annual statement of changes in beneficial ownership were filed late.

              ITEM 2 -- ADOPTION OF 2000 LONG-TERM INCENTIVE PLAN

     The Company's Board of Directors has approved the 2000 Plan with 1,000,000 shares available for issuance. The total number of shares currently authorized to be issued pursuant to Awards granted under the 2000 Plan is 1,000,000. Adoption of the 2000 Plan is subject to the approval of a majority of the shares of the Company's Common Stock which are present in person or by proxy and entitled to vote at the Annual Meeting.

GENERAL

     The 2000 Plan allows the granting of stock options, stock appreciation rights ("SARs"), restricted stock awards, performance unit awards, and performance share awards (collectively, "Awards") to eligible 2000 Plan participants. While the Company has no current intention to grant Awards other than stock options, the Board of Directors believes that the ability to utilize different types of equity compensation vehicles will give the Company the flexibility needed to adapt most effectively over time to changes in the labor market and in equity compensation practices.

     If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will again be available for grants of Awards. The number of shares available for grant under the 2000 Plan, outstanding Awards, the formula for granting non-employee director options, and the numerical limits for individual grants will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations or other changes to the capital structure of the Company.

PURPOSE OF THE 2000 PLAN

     The 2000 Plan is intended to attract, motivate, and retain (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates, and (3) directors of the Company who are employees of neither the Company nor any affiliate ("non-employee directors"). The 2000 Plan also is designed to encourage stock ownership by participants, thereby aligning their interests with those of the Company's stockholders.

ADMINISTRATION OF THE 2000 PLAN

     The 2000 Plan is administered by the Board's Compensation Committee (the "Committee"). The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (for purpose of qualifying amounts received under the 1997 Plan as "performance-based compensation" under section 162(m)).

     Subject to the terms of the 2000 Plan, the Committee has the sole discretion to determine the employees and consultants who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make Awards to participants who are executive officers of the Company.

     The non-employee director portion of the 2000 Plan will be administered by the Board of Directors (rather than by the Committee).

ELIGIBILITY TO RECEIVE AWARDS

     Employees and consultants of the Company and its affiliates (i.e. any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The actual number of employees and consultants who will receive Awards under the 2000 Plan cannot be determined because selection for participation in the 2000 Plan is in the discretion of the Committee. The 2000 Plan also provides for the grant for the grant of stock options to the Company's non-employee directors. Such options will be granted pursuant to an automatic nondiscretionary formula.

OPTIONS

     The Committee may grant nonqualified stock options, incentive stock options (which are entitled to favorable tax treatment) ("ISOs"), or a combination thereof. The number of shares covered by each option will be determined by the Committee.

     The exercise price of each option is set by the Committee but generally is not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Thus, an option will have value only if the Company's Common Stock appreciates in value after the date of grant.

     The exercise price of an ISO must be at least 110% of the fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. Also, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000.

     The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment of the exercise price through the tender of shares of the Company's Common Stock that are already owned by the participant, or by any other means which the Committee determines to be consistent with the 1997 Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

     Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee but generally not later than 10 years after the date of grant, unless sooner exercised or cancelled due to termination of service or death. The Committee's current practice is to grant options which expire no later than ten years after the date of grant.

NON-EMPLOYEE DIRECTOR OPTIONS

     The 2000 Plan provides for (i) the automatic grant to any Non-Employee Director of options to purchase 5,000 shares of Common Stock, effective on the date of that person's initial election as a director, at an exercise price per share equal to the per share fair market value of the Common Stock on the date of that grant, and (ii) the automatic grant to each Non-Employee Director of options to purchase 5,000 shares of Common Stock at each annual meeting of stockholders thereafter at which that director is re-elected or remains a director, at an exercise price per share equal to the per share fair market value of the Common Stock on the date of grant. The Board may revoke these automatic grants at any time. Each option granted to the Non-Employee Directors shall be exercisable immediately and shall expire ten years after the date of grant, unless sooner exercised or cancelled due to termination of service or death.

STOCK APPRECIATION RIGHTS

     The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the Committee.

     Upon exercise of an SAR, the participant will receive payment from the Company in an amount determined by multiplying: (1) the difference between (a) the fair market value of a share of Company Common Stock on the date of exercise and (b) the exercise price, times (2) the number of shares with respect to which the SAR is exercised. The per share exercise price of an SAR cannot be less than 100% of fair market value on the date of grant. Thus, an SAR will have value only if the Company's Common Stock appreciates in value after the date of grant.

     SARs are exercisable at the times and on the terms established by the Committee. Proceeds from SAR exercises may be paid in cash or shares of the Company's Common Stock, as determined by Committee. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to employee options granted under the 2000 Plan.

RESTRICTED STOCK AWARDS

     Restricted stock awards are shares of the Company's Common Stock that vest in accordance with terms established by the Committee. The number of shares of restricted stock (if any) granted to a participant will be determined by the Committee, but during any fiscal year of the Company.

     In determining the vesting schedule for each Award of restricted stock, the Committee may impose additional conditions to vesting as it determines to be appropriate. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied. In order for the Award to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code (see "Report of the Stock Option and Compensation Committee of the Board of Directors-Tax Deductibility of Executive Compensation"), it must use one or more of the following measures in setting the performance goals: (1) annual revenue, (2) controllable profits, (3) customer satisfaction management by objectives, (4) earnings per share, (5) individual management by objectives, (6) net income, (7) new orders, (8) pro forma net income, (9) return on designated assets, and (10) return on sales. The Committee may apply the performance measures on a corporate or business unit basis, as deemed appropriate in light of the participant's specific responsibilities.

PERFORMANCE AWARDS AND OTHER STOCK-BASED INCENTIVE AWARDS

     The 2000 Plan permits the grant of other performance awards and stock-based incentive awards. Such awards will be determined by the Committee.

     Whether such an award will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. In particular, the 2000 Plan permits the Committee to use the same performance goals as are discussed above with respect to restricted stock.

     After a performance or stock-based incentive award has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to receive a payout of cash, Common Stock, or a combination thereof, as determined by the Committee. Unvested performance units/shares will be forfeited upon the earlier of the recipient's termination of employment or the date set forth in the Award agreement.

OPTIONS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

     As described above, the Committee has discretion to determine the number of Awards (if any) to be granted to any individual under the 2000 Plan. Accordingly, the actual number of Awards that any individual may receive in the future is not determinable.

NONTRANSFERABILITY OF AWARDS

     Awards granted under the 2000 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, in the discretion of the Committee, a participant may designate one or more beneficiaries to receive any exercisable or Vested Awards following his or her death.

TAX ASPECTS

     The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to Awards granted under the 2000 Plan as of the date of this Proxy Statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of nonqualified options and SARs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

     Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise or (2) the amount realized from the sale, exceeds the exercise price.

     Upon receipt of restricted stock or a performance unit/share, the participant will not have taxable income unless he or she elects to be taxed. Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or units at such time.

     The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an Award by: (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company already-owned shares having a value equal to the amount required to be withheld.

     The Company generally will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Internal Revenue Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executive will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by section 162(m), including (1) the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during a specified time period, and (2) for restricted stock and performance unit/shares, inclusion in the 2000 Plan of performance goals which must be achieved prior to payment. The 2000 Plan has been designed to permit the Committee to grant Awards which qualify as performance-based compensation.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is Grant Thornton LLP. The Board of Directors expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the Annual Meeting and, as far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                  STOCKHOLDER PROPOSALS -- 2001 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before December 31, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2001 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder should give the Company appropriate notice no later than March 31, 2001. If the Company fails to receive notice of the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be submitted to the stockholders for approval at the 2001 Annual Meeting of Stockholders of the Company as the Company will not have received proper notice as required by the Company's Bylaws.

                                            Donald W. Rowley
                                            Secretary

May 18, 2000
Pleasanton, California

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                    APPENDIX

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                          2000 LONG-TERM INCENTIVE PLAN












                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                          2000 LONG-TERM INCENTIVE PLAN

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                          2000 LONG-TERM INCENTIVE PLAN



        SECTION            DESCRIPTION
        -------            -----------
          1                Purpose of the Plan
          2                Definitions
          3                Types of Awards Covered
          4                Administration
          5                Eligibility
          6                Shares of Stock Subject to the Plan
          7                Non-Employee Director Awards
          8                Stock Options
          9                Stock Appreciation Rights
          10               Restricted Stock
          11               Performance Awards
          12               Other Stock-Based Incentive Awards
          13               Exercise of Options
          14               Rights in Event of Death or Disability
          15               Award Agreements
          16               Tax Withholding
          17               Change of Control
          18               Dilution or Other Adjustment
          19               Transferability
          20               Amendment or Termination
          21               General Provisions
          22               Plan Effective Date
          23               Plan Termination

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                          2000 LONG-TERM INCENTIVE PLAN

  (Subject to stockholder approval at the 2000 Annual Meeting of Stockholders)

                                    SECTION 1
                               PURPOSE OF THE PLAN

1.1 The 2000 Long-term Incentive Plan, maintained by BrightStar Information Technology Group, Inc., is intended to motivate key employees to enhance shareholder value by offering incentives to its key employees who are primarily responsible for the growth of the Company and to attract and retain qualified employees and non-employee directors.

                                    SECTION 2
                                   DEFINITIONS

2.1 Unless the context indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

     (a) "AWARD" shall mean grants or awards under this Plan in the form of Options, SARs, Restricted Stock, Performance Awards or other stock-based incentive awards.

     (b)  "BOARD" shall mean the Board of Directors of the Company.

     (c) "CHANGE OF CONTROL" shall be deemed to have taken place on an occurrence of an event as defined in Section 17 of this Plan.

     (d) "CODE" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time and related Treasury Regulations.

     (e) "COMMITTEE" shall mean the Board, or any Committee comprised of two or more Outside Directors, to the extent required to qualify for an exemption pursuant to Rule 16b-3 under the Exchange Act and to satisfy the requirements regarding committees of "outside directors" under
          Section 162(m) of the Code, that may be designated by the Board to administer the Plan, in accordance with Section 4 hereof.

     (f) "COMMON STOCK" shall mean the common stock, par value $.01, of the Company.

     (g)  "COMPANY" shall mean BrightStar Information Technology Group, Inc.

     (h) "DEFERRED SHARES" an award made pursuant to Section 12 of the Plan of the right to receive Common Stock in lieu of cash thereof at the end of a specified time period.

     (i)  "DIRECTOR" shall mean any member of the Board.

     (j) "DISABILITY" shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     (k) "EMPLOYEE" shall mean any full-time employee of the Company or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Company or its Subsidiaries).

     (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

     (m) "FAIR MARKET VALUE" of the Common Stock on a given date shall be based upon either (i) if the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations or (ii) if the Common Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, the price will be equal to the Company's fair market value, as determined by the Committee in good faith based upon the best available facts and circumstances at the time.

     (n)  "GRANTEE" shall mean a person granted an Award under the Plan.

     (o) "IMMEDIATE FAMILY" shall mean with respect to a given Grantee that Grantee's spouse, children, or grandchildren (including adopted children or grandchildren).

     (p) "IPO DATE" shall mean the date of closing of the initial public offering of the Company's Common Stock.

     (q) "ISO" shall mean an Award granted pursuant to the Plan to purchase shares of the Stock and is intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

     (r) "NON-EMPLOYEE DIRECTOR" shall mean a Director of the Company who is not an Employee nor has been an Employee at any time during the prior one-year period.

     (s) "NQSO" shall mean an Award granted pursuant to the Plan to purchase shares of stock and is not intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

     (t) "OPTIONS" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan.

     (u) "OUTSIDE DIRECTOR" shall mean a non-employee Director within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor thereto, who are also "outside directors" within the meaning of
          Section 162(m) of the Code and the regulations thereunder.

     (v) "PERFORMANCE AWARDS" shall mean Awards under the Plan, payable in cash, Common Stock, other securities or other awards and shall confer on the holder thereof the right to receive payments, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

     (w) "PERMITTED TRANSFEREE" shall mean any individual or entity as defined in Section 19.2 of this Plan.

     (x) "PLAN" shall mean this 2000 Long-term Incentive Plan as set forth herein and as amended from time to time.

     (y) "RESTRICTED STOCK" shall mean an Award of Common Stock subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

     (z) "RULES" means Rule 16(b)(3) and any successor provisions promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (aa) "SAR" shall mean an Award constituting the right to receive, upon surrender of the right, but without payment, an amount payable in cash.

     (ab) "SUBSIDIARY or SUBSIDIARIES" shall mean any entity or entities in which the Company owns a majority of the voting power.

     (ac) "TEN PERCENT SHAREHOLDER" shall mean any Grantee who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

                                    SECTION 3
                             TYPES OF AWARDS COVERED

3.1  Awards granted, under the Plan may be:


     (a)  stock options ("Options") which may be designated as:

          (i)  nonqualified stock options ("NQSOs"); or

          (ii) incentive stock options ("ISOs");

     (b)  stock appreciation rights ("SARs");

     (c)  restricted stock awards ("Restricted Stock");

     (d)  performance awards ("Performance Awards"); or

     (e)  other forms of stock-based incentive awards.

                                    SECTION 4
                                 ADMINISTRATION

4.1 The Plan shall be administered by the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have full discretion and the exclusive power to:

     (a) select the Employees who will participate in the Plan and to make Awards to such Employees;

     (b) determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Plan; and

     (c) resolve all questions relating to the administration of the Plan, and applicable law.

4.2 The interpretation of and application by the Committee of any provision of the Plan shall be final and conclusive. The Committee, in its sole discretion, may establish such rules and guidelines relating to the Plan as it may deem appropriate.

4.3 The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.

4.4 No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted hereunder. All members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                    SECTION 5
                                   ELIGIBILITY

5.1 The individuals who shall be eligible to participate in the Plan shall be officers, management, and such other key Employees of the Company and Subsidiaries (including any directors who are also employees) as the Committee may from time to time determine.

5.2 Directors of the Company who are not employees of the Company shall be eligible to participate in the Plan as provided in Section 7.

5.3 An Employee or Non-Employee Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

                                    SECTION 6
                       SHARES OF STOCK SUBJECT TO THE PLAN

6.1  Awards may be granted with respect to the Common Stock of the Company.

6.2 Shares delivered upon exercise of the Awards, at the election of the Board of Directors of the Company, may be Common Stock that is authorized but previously unissued, or stock reacquired by the Company, or both.

6.3 Subject to the provisions of Section 18, the maximum number of shares available for issuance under the Plan shall be 1,000,000. The number of shares of Common Stock reserved under the Plan shall not be less than the total number of shares granted, whether exercised or unexercised for all Awards under the Plan.

6.4 Notwithstanding any other provision of the Plan to the contrary, in no event may any Grantee in any calendar year receive more than 200,000 Options under this Plan, whether they be ISOs or NQSOs, subject to adjustments as provided in Section 18 of the Plan.

6.5 Notwithstanding any other provision of the Plan to the contrary, in no event may any Grantee in any calendar year receive more than 500,000 SARs under this Plan, subject to adjustments as provided in Section 18 of the Plan.

6.6 Notwithstanding any other provision of the Plan to the contrary, in no event may any Grantee in any calendar year receive an award of Performance Awards having an aggregate maximum value as of their respective date of grant in excess of $1,000,000

6.7 Any shares of Common Stock awarded under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Plan; provided, however, that forfeited shares or other securities shall not be available for further Awards if the Grantee has realized any benefits of ownership from such shares.

                                    SECTION 7
                          NON-EMPLOYEE DIRECTOR AWARDS


7.1 The Board may grant NQSOs to Non-Employee Directors in such amounts and at such times as the Board may determine.

7.2 Each option granted to a Non-Employee Director shall be exercisable in full immediately upon the date of grant.

7.3 Each option granted to a Non-Employee Director may not be exercised more than 10 years after the date such option is granted and such option shall expire on such date unless sooner exercised or cancelled due to termination of service or death.

7.4 Upon the termination of directorship, such Non-Employee Director's option privileges shall be limited to the shares which were immediately purchasable at the date of such termination of directorship and shall expire unless exercised on or before the first annual anniversary of the date of such termination of directorship.

7.5 If a Non-Employee Director dies while a member of the Board, his or her option shall become fully exercisable and shall remain exercisable by such Non-Employee Director's estate (or other successor) until the first annual anniversary date of death, at which time they shall expire.

                                    SECTION 8
                                  STOCK OPTIONS

8.1 The Committee may grant Options, as follows, which shall be evidenced by a stock option agreement and may be designated as (i) NQSOs or (ii) ISOs:

     (a)  NQSOS

         (i) A NQSO is a right to purchase a specified number of shares of Common Stock during such time as the Committee may determine, not to exceed ten years, at a price determined by the Committee that is not less than 50% of the Fair Market Value of the Common Stock on the date the option is granted.

         (ii) The purchase price of the Common Stock subject to the NQSO may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Common Stock or through a combination of Common Stock and cash or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted.

         (iii) No NQSO may be exercised more than ten years after the date the NQSO is granted.

         (iv) Without limiting the foregoing, to the extent permitted by law (including relevant state law):

               A. the Committee may agree to accept, as full or partial payment of the purchase price of Common Stock issued upon the exercise of the NQSO, a promissory note of the person exercising the NQSO evidencing the person's obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Committee; and

               B. the Committee may permit the person exercising the NQSO, either on a selective or aggregate basis, to simultaneously exercise the NQSO and sell the shares of Common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from sale as payment of the exercise price of the NQSO.

     (b)  ISOS

         (i)   No ISO may be granted under the Plan to a Non-Employee Director.

         (ii) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Common

               Stock subject to ISOs which are exercisable by a Grantee for the first time during a particular calendar year shall not exceed $100,000. To the extent that ISOs granted to a Grantee exceed the limitation set forth in the preceding sentence, ISOs granted last shall be treated as NQSOs.

         (iii) No ISO may be exercisable more than:

               A. in the case of a Grantee who is not a Ten Percent Shareholder, on the date the ISO is granted, ten years after the date the ISO is granted; and

               B. in the case of a Grantee who is a Ten Percent Shareholder, on the date the ISO is granted, five years after the date the ISO is granted.

          (iv) The exercise price of any ISO shall be determined by the Committee and shall not be less than:

               A. in the case of a Grantee who is not a Ten Percent Shareholder on the date the ISO is granted, the Fair Market Value of the Common Stock subject to the ISO on such date; and

               B. in the case of an employee who is a Ten Percent Shareholder on the date the ISO is granted, not less than 110 percent of the Fair Market Value of the Common Stock subject to the ISO on such date.

          (v) The Committee may provide that the option price under an ISO may be paid by one or more of the methods available for paying the option price of an NQSO per Section 8.1(a)(iv).

8.2 The Committee shall specify in the stock option agreement the terms upon which the Options shall become exercisable.

                                    SECTION 9
                            STOCK APPRECIATION RIGHTS

9.1 The amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Committee and shall not be less than 50% of the Fair Market Value of a share of Common Stock on the date the SAR is granted. SARs may be granted in tandem with an Option in which event the Grantee has the right to elect to exercise either the SAR or the Option. Upon their election to exercise one of these Awards, the other Award is subsequently terminated. SARs may also be granted as an independent Award.

9.2 In the case of an SAR granted in tandem with an ISO to an employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

9.3 The applicable percentage and exercise price shall be established by the Committee at the time the SAR is granted.

                                   SECTION 10
                                RESTRICTED STOCK

10.1 Restricted Stock is Common Stock of the Company that is issued to a Grantee at a price determined by the Committee, which price may be zero, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

10.2 The Committee shall specify in the Award agreement the terms upon which such shares of Common Stock granted to a Grantee as an Award shall vest; provided, however that the Grantee continues to be employed by the Company on such date.

10.3 The Committee may, in its discretion, provide for accelerated vesting of Restricted Stock upon the achievement of specified performance goals to be determined by the Committee.

10.4 Grantee may make the election under Section 83(b) of the Code.

                                   SECTION 11
                               PERFORMANCE AWARDS

11.1 A Performance Award granted under the Plan:

     (a) may be denominated or payable in cash, Common Stock, Restricted Stock, other securities, or other Awards; and

     (b) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

11.2 Subject to the terms of the Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Such performance goals that the Committee may select are earnings before interest and taxes, net income, gross sales, earnings per share, return on equity, return on investment, economic value added, divisional performance goals, etc.

                                   SECTION 12
                       OTHER STOCK-BASED INCENTIVE AWARDS

12.1 The Committee may from time to time grant Awards under this Plan that provide a Grantee the right to purchase Common Stock or units that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents) or to receive Deferred Shares which are stock-based incentive grants in lieu of a cash deferral of bonuses. Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Company); provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.

12.2 The Committee shall determine the price of any Award and may accept any lawful consideration.

                                   SECTION 13
                               EXERCISE OF OPTIONS

13.1 The Committee may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine subject to applicable law and the other requirements of this Plan.

13.2 The Committee may provide for termination of an Option in the case of termination of employment or directorship or any other reason.

13.3 An Option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with the stock option agreement pursuant to which the Option was granted.

                                   SECTION 14
                     RIGHTS IN EVENT OF DEATH OR DISABILITY

14.1 If a Grantee dies or becomes subject to a Disability prior to termination of his or her right to exercise an Option in accordance with the provisions of his or her stock option agreement without having totally exercised the Option, the stock option agreement may provide that the Option may be exercised, to the extent that the shares with respect to the Option could have been exercised by the Grantee on the date of his or her death or Disability, by (i), in the event of the Grantee's death, the Grantee's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or (ii), in the event of the Grantee's Disability, the Grantee or his or her personal representative.

14.2 In the event of the Grantee's death or Disability, the Option shall not be exercisable after the date of its expiration or more than six months from the date of the Grantee's death or Disability, whichever first occurs.

14.3 The date of Disability of a Grantee shall be determined by the Committee.

                                   SECTION 15
                                AWARD AGREEMENTS

15.1 Each Award granted under the Plan shall be evidenced by an award agreement between the Grantee to whom the Award is granted and the Company, setting forth the number of shares of Common Stock, SARs, or units subject to the Award and such other terms and conditions applicable to the Award not inconsistent with the Plan as the Committee may deem appropriate.

15.2 The award agreement for an Option shall also be referred to as a stock option agreement.

                                   SECTION 16
                                 TAX WITHHOLDING

16.1 The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide:

     (a) in the case of Awards paid in shares of Common Stock, the Company may withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy withholding obligations, unless otherwise instructed by the Grantee or unless the Committee determines otherwise at the time of Grant; and

     (b) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Grantee; provided that the requirements of the Rules, to the extent applicable, must be satisfied with regard to any withholding pursuant to clause (a).

                                   SECTION 17
                                CHANGE OF CONTROL

17.1 For the purpose of the Plan, a "Change of Control" shall be deemed to have occurred if:

     (a) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

     (b) the Company sells, leases or exchanges all or substantially all of its assets to another corporation, which is not a wholly-owned Subsidiary of the Company;

     (c) any person or "group" within the meaning of Section 13(d)(3) of the Exchange Act acquires (together with voting securities of the Company held by such person or "group") 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions;

     (d) there is a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; or

     (e) the individuals who, at the beginning of any period of twelve consecutive months, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the nomination for election or election by the Company's shareholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved.

17.2 In the event of a Change of Control affecting the Company, except as provided for by an Award agreement entered into between the Company and any Grantee, all Awards that have not expired and which are then held by any Grantee (or the person or persons to whom any deceased Grantee's rights have been transferred) shall be assumed by the surviving or resulting corporation, and if not assumed by the surviving or resulting corporation of such Change of Control, all Awards shall become fully and immediately vested and exercisable. All such Awards that are not assumed shall terminate upon the later of (a) the effective date of the Change of Control; of (b) the end of the notice period established by the Committee when it notifies the Grantee in writing of the acceleration; provided that such notice period shall provide the Grantee (or the person or persons to whom any deceased Grantee's rights have been transferred) a minimum period of ten (10) days to exercise his or her rights under the Award.

                                   SECTION 18
                          DILUTION OR OTHER ADJUSTMENT

18.1 If the Company is a party to any merger or consolidation, or undergoes any merger, consolidation, separation, reorganization, liquidation or the like, the Committee shall have the power to make arrangements, which shall be binding upon the holders of unexpired Awards, for the substitution of new Awards for, or the assumption by another corporation of, any unexpired Awards then outstanding hereunder.

18.2 In the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock or other similar change in capitalization or in the corporate structure of shares of the Common Stock, the Committee shall conclusively determine the appropriate adjustment in the option prices of outstanding Options, and the number and kind of shares or other securities as to which outstanding Awards shall be exercisable, and in the aggregate number of shares with respect to which Awards may be granted.

18.3 The number of shares reserved under the Plan shall adjust as the number of shares of Common Stock increase as provided in Section 6.3 of this Plan.

                                   SECTION 19
                                 TRANSFERABILITY

19.1 No Award, other than an NQSO, shall be sold, pledged, assigned, transferred, or encumbered by a Grantee other than by will or by the laws of descent and distribution.

19.2 Only an NQSO may be pledged, assigned, transferred, or gifted by a Grantee to another individual provided that the NQSO is pledged, assigned, transferred or gifted without consideration by a Grantee, subject to such rules as the Committee may adopt, to (i) a member of the Grantee's immediate family, (ii) a trust solely for the benefit of the Grantee and his or her immediate family or (iii) a partnership or limited liability company whose only partners or members are the Grantee and his or her Immediate Family (hereinafter referred to as the Permitted Transferee); provided that the Committee is notified in advance in writing of the terms and conditions of any proposed pledge, assignment, transfer, or gift and the Committee determines that such pledge, assignment, transfer or gift complies with the requirements of the Plan and the applicable Award agreement.

19.3 Any pledge, assignment or gift of an Award that does not comply with the provisions of the Plan and the applicable Award agreement shall be void and unenforceable against the Company.

19.4 All terms and conditions of a pledged, assigned, transferred or gifted Award shall apply to the beneficiary, executor, administrator, and Permitted Transferee, whether one or more, of the Grantee (including the beneficiary, executor and administrator of a permitted transferee), including the right to amend the applicable Award agreement; provided that the Permitted Transferee shall not pledge, assign, transfer, or gift an Award other than by will or by the laws of descent and distribution.

                                   SECTION 20
                            AMENDMENT OR TERMINATION

20.1 The Committee may at any time amend, suspend or terminate the Plan; provided, that:

     (a) no change in any Awards previously granted may be made without the consent of the holder thereof; and

     (b)  no amendment, other than an amendment authorized by Section 18 or
          Section 6.3, may be made increasing the aggregate number of shares of the Common Stock with respect to which ISOs may be granted, or changing the class of employees eligible to receive ISOs hereunder, without the approval of the holders of a majority of the outstanding voting shares of the Company.

                                   SECTION 21
                               GENERAL PROVISIONS

21.1 No Awards may be exercised by a Grantee if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

21.2 A bona fide leave of absence approved by a duly constituted officer of the Company shall not be considered interruption or termination of service of any Grantee for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an Employee while he or she is on a bona fide leave of absence.

21.3 No Grantee shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

21.4 Nothing contained in the Plan or in an Award agreement granted thereunder shall confer upon any Grantee any right to (i) continue in the employ of the Company or any of its Subsidiaries or continue serving on the Board of Directors of the Company or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Grantee's employment at any time or service on the Board.

21.5 Any Award agreement may provide that stock issued upon exercise of any Awards may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture as the Committee may determine at the time such Award is granted.

                                   SECTION 22
                              PLAN EFFECTIVE DATE

22.1 The Plan shall become effective on the date of its adoption by the Board of Directors of the Company subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within twelve
     (12) months after the date of the Plan's adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan and any Awards granted thereunder, shall be null and void and the Company shall have no liability thereunder.

22.2 No Award granted under the Plan shall be exercisable until such shareholder approval has been obtained.

                                   SECTION 23
                                PLAN TERMINATION

23.1 No Award may be granted under the Plan on or after December 31, 2010, but Awards previously granted may be exercised in accordance with their terms.

              o Please Detach and Mail in the Envelope Provided o

      Please mark your
A [X] votes as in this
      example.




                             FOR                            WITHHOLD
                        all nominees                       AUTHORITY
                       listed at right              to vote for all nominees
                    (except as indicated                listed at right.
                      to the contrary)
1. ELECTION                                                                      Nominees: G. Siegel
   OF                     [  ]                               [   ]                         J. Barrett
   DIRECTORS                                                                               M. Ober
                                                                                           D. Rowley
                                                                                           J. Wagda

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEES, WRITE THE NOMINEE'S NAME IN THE
SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

                                                  FOR      AGAINST     ABSTAIN
2. Adoption of the 2000 Long-Term Incentive
   Plan with 1,000,000 shares available for       [  ]       [  ]       [  ]
   issuance.

3. To ratify the appointment of Grant Thornton,
   LLP as the Company's independent accountants.  [  ]       [  ]       [  ]

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AND FOR ITEMS 2 AND 3.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signatures(s)                                                                    DATE                , 2000
             ----------------------------  -------------------------------------     ----------------
                                              SIGNATURE IF HELD JOINTLY

NOTE: (Please sign exactly as your name appears. When shares are held by joint tenants, both should sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, if a partnership please sign in partnership name by authorized person.)

PROXY                                                                      PROXY

                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 22, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints George M. Siegel and Michael A. Ober, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Brightstar Information Technology Group, Inc., to be held on Thursday, June 22, 2000, at 10:00 a.m., at the Sheraton Four Points Hotel, Pleasanton, CA and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side and upon such other business as may properly come before such meeting and any adjournment or postponement thereof:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)